Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clipper Realty Inc.

New York, New York

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-284429) and Form S‑8 (Nos. 333-217191, 333-239536, 333-265818, 333-281187 and 333-291942) of Clipper Realty Inc. of our report dated February 26, 2026, relating to the consolidated financial statements and financial statement schedule as of December 31, 2025, which appears in this Form 10-K.

/s/ PKF O’Connor Davies, LLP

New York, New York

February 26, 2026